Exhibit 10.6 (e)

                Fourth  Amendment to BPIA Agreement


This Fourth Amendment to BPIA Agreement (the "Fourth Amendment") is entered into as of December 10, 2000, by and between Bedford Property Investors, Inc., a Maryland corporation (the "Company") and Bedford Acquisitions, Inc. (formerly known as Westminster Holdings, Inc.), a California corporation ("BPIA") with reference to the following facts.

                                RECITALS

     A. Company and BPIA entered into that certain BPIA Agreement dated as of January 1, 1995, as amended by the Amendment to BPIA Agreement dated as of January 1, 1997; the Second Amendment to BPIA Agreement dated January 1, 1999 and the Third Amendment to BPIA Agreement dated December 10, 2000 (collectively the "Agreement"), under the terms of which BPIA performs certain services for Company.

     B. Company and BPIA desire to amend the Agreement to extend the term of the Agreement.

                                AMENDMENT
         NOW, THEREFORE, for and in consideration of the foregoing and the mutual covenants contained herein, the parties agree as follows:

     1. Commencing as of January 1, 2001 the development fee payable to BPIA per Section 3 of the Agreement shall be seven percent (7%) of the total design, construction and soft cost with respect to any Development, subject to all the limitations set forth in the Agreement.

     2. This Fourth Amendment shall be binding upon and shall inure to the benefit of the parties hereto, their respective heirs, executors, and assigns.

     3. Terms not otherwise defined in this Fourth Amendment but which are defined in the Agreement shall have the meanings given to them in the Agreement.

     In Witness Whereof, the parties hereto have executed and delivered this Fourth Amendment as of the day and year first above written.







"Company"                            "BPIA"

Bedford Property Investors, Inc.,    Bedford Acquisitions, Inc.,
a Maryland corporation               a California corporation


By:                                  By:
   /s/James R. Moore                    /s/Peter B. Bedford
   Executive Vice President             President